UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 3, 2008, Capital One Financial Corporation, a Delaware corporation (“Capital One”), entered into a Stock Purchase Agreement by and among Capital One, B.F. Saul Real Estate Investment Trust (“B.F. Saul REIT”), Derwood Investment Corporation (“Derwood”), and B.F. Saul Company Employees’ Profit Sharing and Retirement Trust (“PSRT” and together with B.F. Saul REIT and Derwood, the “Sellers”), dated as of December 3, 2008 (the “Purchase Agreement”), pursuant to which Capital One will acquire the outstanding common stock of Chevy Chase Bank, F.S.B., a federally chartered savings bank (“Chevy Chase”) for an aggregate purchase price of approximately $520 million (the “Transaction”). As a part of the Transaction, the Sellers will retain certain assets that Chevy Chase currently owns, including ASB Capital Management, Chevy Chase Trust, and Chevy Chase’s headquarters building in Bethesda, Maryland.

Under the terms of the Purchase Agreement, Capital One will purchase the outstanding common stock of Chevy Chase from the Sellers for $445 million in cash and 2.56 million Capital One shares, valued at $75 million based on the closing price of Capital One stock on December 2, 2008. Further, Capital One expects to take a credit mark of $1.75 billion for potential loan losses related to this Transaction.

The Purchase Agreement contains customary representations and warranties. Completion of the Transaction is also subject to customary regulatory approvals and closing conditions. The Transaction is expected to close in the first quarter of 2009.

Item 8.01.	Other Events.

On December 4, 2008, Capital One and Chevy Chase issued a joint press release announcing the execution of the Purchase Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Additionally, Capital One hereby files the investor presentation, dated December 4, 2008, entitled “Acquisition of Chevy Chase Bank” as Exhibit 99.2, which is incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated December 4, 2008.
99.2	“Acquisition of Chevy Chase Bank”, investor presentation of Capital One Financial Corporation, dated December 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: December 9, 2008	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr. General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated December 4, 2008.
99.2	“Acquisition of Chevy Chase Bank”, investor presentation of Capital One Financial Corporation, dated December 4, 2008.